UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): August 26, 2016 ______________________
Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33345	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Washington Street, Suite 201, Jersey City, New Jersey		07302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 863-9427

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 26, 2016, Rand Logistics, Inc. (the “Company”) received a letter (the “Deficiency Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) providing notification that the Company was no longer in compliance with Nasdaq Listing Rule 5250(c)(1) for failure to timely file its Quarterly Report on Form 10-Q for the period ended June 30, 2016 (the “Quarterly Report”).

The Company subsequently filed the Quarterly Report with the Securities and Exchange Commission on August 26, 2016. The Company received a letter (the “Compliance Letter”) from Nasdaq on August 29, 2016 providing notification that the Company had regained compliance with Nasdaq Listing Rule 5250(c)(1).

On August 29, 2016, the Company issued a press release announcing the receipt of both the Deficiency Letter and the Compliance Letter. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as Exhibit 99.1 hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

Item 8.01. Other Events.

On August 29, 2016, Rand Logistics, Inc. issued a press release announcing that it has completed agreements with its lenders to amend its credit agreements and waive certain events of default.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as Exhibit 99.1 hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated August 29, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2016	RAND LOGISTICS, INC.

	By:	/s/ Mark S. Hiltwein
	Name:	Mark S. Hiltwein
	Title:	Chief Financial Officer